UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.         )

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Winmark Corporation
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 29, 2020

TO THE SHAREHOLDERS OF WINMARK CORPORATION

Notice is hereby given to the shareholders of Winmark Corporation that our Annual Meeting of Shareholders will be held at our corporate offices, 605 Highway 169 N, Suite 100, Minneapolis, Minnesota 55441 on Wednesday, April 29, 2020 at 3:00 p.m. Central Daylight Time, to consider and act upon the following matters:

1.	To set the number of members of the Board of Directors at six.

2.	To elect six directors to serve for a term of one year.

3.	To approve the 2020 Stock Option Plan.

4.	To consider an advisory vote to approve executive compensation.

5.	To ratify the appointment of GRANT THORNTON LLP as our independent registered public accounting firm for the 2020 fiscal year.

6.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Shareholders of record at the close of business on March 9, 2020 will be entitled to vote at the meeting and adjournments of the meeting.

You are cordially invited to attend the meeting.  Even if you do not plan to attend the meeting, we urge you to sign, date and return the proxy at once in the enclosed envelope.

By the Order of the Board of Directors

Brett D. Heffes
Chairman of the Board and Chief Executive Officer

Dated March 10, 2020

Winmark Corporation

605 Highway 169 North, Suite 100

Minneapolis, Minnesota 55441

Annual Meeting of Shareholders

April 29, 2020

PROXY STATEMENT

GENERAL

The Annual Meeting of Shareholders of Winmark Corporation will be held on Wednesday, April 29, 2020, at 3:00 p.m., Central Daylight Time, at our corporate offices, 605 Highway 169 N, Suite 100, Minneapolis, Minnesota 55441, for the purposes set forth in the Notice of Annual Meeting of Shareholders.

Winmark qualifies as a “Smaller Reporting Company” under Item 10(f)(1) of Regulation S-K. Therefore, Winmark has determined to comply with the disclosure requirements applicable to Smaller Reporting Companies in this Proxy Statement. Winmark has elected to voluntarily include some disclosures not required by a Smaller Reporting Company.

The enclosed proxy is solicited by our Board of Directors.  Such solicitation is being made by mail and may also be made by directors, officers and regular employees of Winmark personally or by telephone.  Any proxy given pursuant to such solicitation may be revoked by the shareholder at any time prior to the voting thereof by so notifying us in writing at the above address, attention: Corporate Secretary, or by appearing in person at the meeting.  Shares represented by proxies will be voted as specified in such proxies, and if no choice is specified, will be voted in accordance with the Board’s recommendations: FOR Proposal #1 to set the number of members of the Board of Directors at six, FOR each of the six nominees set forth in Proposal #2 to serve for a one year term,  FOR Proposal # 3 to approve the 2020 Stock Option Plan, FOR Proposal #4 in favor of the advisory vote to approve executive compensation, FOR Proposal #5 ratifying the appointment of GRANT THORNTON LLP as our independent registered public accounting firm for the 2020 fiscal year.  With respect to any other matter that properly comes before the Annual Meeting, Brett D. Heffes and Kirk A. MacKenzie will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

Shares voted as abstentions on any matter (or a “withhold authority” vote as to directors) will be counted as present and entitled to vote for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but will not be deemed to have been voted in favor of such matter.  If a broker submits a “non-vote” proxy, indicating that the broker does not have discretionary authority to vote certain shares on a particular matter, those shares will be counted as present for purposes of determining a quorum, but will not be considered present and entitled to vote for purposes of calculating the vote with respect to such matter.

Effect of Not Casting Your Vote. If you hold your shares in street name it is critical that you cast your vote if you want it to count in the determination of the size of the Board, the election of six directors, the approval of the 2020 Stock Option Plan and the advisory vote on executive compensation (Proposals 1, 2, 3 and 4 of this Proxy Statement).  Your bank or broker is not permitted to vote your uninstructed shares in determining the size of the board, the election of directors, the approval of compensation plans or approval of executive compensation on a discretionary basis.  Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, the approval of the option plan or in the advisory vote relating to executive compensation, no votes will be cast on your behalf on Proposals 1, 2, 3 and 4.  Your bank or broker does have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 5 of this Proxy Statement).  If you are a shareholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

All of the expenses involved in preparing, assembling and mailing this proxy statement and the material enclosed herewith will be paid by Winmark.  Winmark may reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to beneficial owners of stock.  This proxy statement and accompanying form of proxy are first being mailed to shareholders on or about March 25, 2020.

IMPORTANT NOTICE REGARDING AVAILABILITY

OF PROXY MATERIALS FOR THE 2020 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON WEDNESDAY, APRIL 29, 2020

Under rules promulgated by the Securities and Exchange Commission, Winmark is providing access to its proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of its proxy materials on the Internet.

You may access the following proxy materials as of the date they are first mailed to our shareholders at  www.winmarkcorporation.com by following the tab under “Investor Relations” and the link for “Proxy Materials”:

•	Notice of 2020 Annual Meeting of Shareholders to be held on Wednesday, April 29, 2020;

•	Proxy Statement and form of proxy for 2020 Annual Meeting of Shareholders to be held on Wednesday, April 29, 2020; and

•	Annual Report on Form 10-K for the fiscal year ended December 28, 2019.

These proxy materials are available free of charge and will remain available through the conclusion of the Annual Meeting.  Additionally, we will not collect information, such as “cookies,” that would allow us to identify visitors to the site.

OUTSTANDING SHARES AND VOTING RIGHTS

The Board of Directors has fixed March 9, 2020, as the record date for determining shareholders entitled to vote at the Annual Meeting.  Persons who were not shareholders on such date will not be allowed to vote at the Annual Meeting.  At the close of business on March 9, 2020, 3,648,753 shares of our Common Stock were issued and outstanding.  Common Stock is the only outstanding class of capital stock entitled to vote at the meeting.  Each share of Common Stock is entitled to one vote on each matter to be voted on at the meeting.  Shareholders are not entitled to cumulative voting rights.

Under applicable Minnesota law, approval of each of the proposals to be voted on at the meeting except the election of the nominees requires the affirmative vote of the holders of the greater of (i) a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter or (ii) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Annual Meeting.  The election of the nominees requires the affirmative vote by a plurality of the voting power of the shares present and entitled to vote on the election of directors at a meeting at which a quorum is present.

ELECTION OF DIRECTORS

(Proposals #1 and #2)

At the meeting, the Board of Directors is to be elected to hold office until the 2021 Annual Meeting or until successors are elected and are qualified to serve.  Our Bylaws provide that the number of directors on our Board shall be fixed by the shareholders, subject to increase by the Board of Directors in an interim period between shareholder votes.  The Nominating Committee recommended to the Board of Directors that the shareholders set the number of directors at six.  The Nominating Committee also recommended to the Board of Directors that the shareholders re-elect the nominees named below.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, to set the number of directors at six and for the election of the nominees named below, unless one or more of such nominees should become unavailable for election, in which event such shares shall be voted for the election of such substitute nominees as the Board of Directors may propose.  Each person nominated has agreed to serve if elected, and we know of no reason why any of the listed nominees would be unavailable to serve.

Information Concerning Nominees:

Brett D. Heffes, age 52, has been Chairman of our board of directors since March 1, 2020, was appointed to our board of directors and was named our Chief Executive Officer in February 2016.  Prior to being appointed to his present position, Mr. Heffes served as our President from February 2011 to February 2016, as our President of Finance and Administration from December 2007 to February 2011, and as our Chief Financial Officer and Treasurer from November 2002 to September 2008.  In his current capacity as Chairman and Chief Executive Officer, Mr. Heffes provides our board with valuable insight regarding Winmark’s operations in both the franchising and leasing businesses.  Additionally, he brings experience in executive management, financial management, capital markets and corporate governance matters related to his prior service on other public company boards of directors.

Lawrence A. Barbetta, age 57, has been a member of our board of directors since April 2012.  He currently serves as Chairman of the Board and Chief Executive Officer of eLab Analytics, a provider of cloud computing based industry-specific business intelligence applications since 2008.  From 2001 to 2006 Mr. Barbetta was with Siebel Systems, most recently as Senior Vice President and General Manager.  He joined Siebel Systems with the acquisition of nQuire Software, a company founded by Mr. Barbetta and where he served as Chief Executive Officer and President from 1997 to 2001.  Through his entrepreneurial experiences, and as a senior executive team member with large public software companies, Mr. Barbetta brings to our board expertise managing high-growth businesses and an extensive understanding of the rapidly changing technological landscape.

Jenele C. Grassle, age 60, has been a member of our board of directors since January 2001.  She currently serves as Associate Director, Alumni Career Services at St. Olaf College.  She served as Vice President, Merchandising for Bluestem Brands, Inc. from June 2012 until March 2017.  Ms. Grassle served as Vice President, Merchandising for Aimia, formerly Carlson Marketing, from May 2008 to December 2011.  Ms. Grassle served as the Vice President/General Merchandise Manager at Value Vision Media, Inc. from July 2007 to April 2008, as Vice President, Jewelry from July 2006 to July 2007 and as Divisional Merchandise Manager, Ready-to-Wear, Accessories and Cosmetics from February 2005 to July 2006.   Ms. Grassle’s background as an executive officer and her expertise in retail management including merchandising, operations and marketing provides expertise as well as leadership skills to our board.

Kirk A. MacKenzie, age 81, has been a member of our board of directors since May 2000 and served as its Vice Chairman from that time until February 2011.  In addition, he is currently a private investor.  From January 1982 to March 1999, Mr. MacKenzie was Executive Vice President of Winthrop Resources Corporation, a business equipment leasing company.  Mr. MacKenzie’s experience in equipment leasing, as well as his previous public company executive experience provides significant insight and expertise to our board.

Paul C. Reyelts, age 73, has been a member of our board of directors since May 2000 and serves as Lead Director.  He served as the Executive Vice President of Finance and Chief Financial Officer of The Valspar Corporation, a global leader in the coatings industry, from April 1982 until February 2008.  He remained an Executive Vice President of Valspar Corporation until his retirement in May 2009.  In addition, Mr. Reyelts is a director of Schafer Richardson Development, LLC, and serves on the Board of Trustees of The MacPhail Music Center, the Minneapolis Parks Foundation Board, the Minneapolis Foundation, the Gold Medal Park Conservancy Board, the University of Minnesota College of Design Advisory Board and is Chairman and Treasurer of Friends of the Lock and Dam.  As the former Chief Financial Officer of a NYSE-listed public company, Mr. Reyelts brings experience in financial and executive management, corporate governance and risk management to our board.  In addition, he has an extensive knowledge of the capital markets due to his prior experience that has proven useful to our board.

Mark L. Wilson, age 71, has been a member of our board of directors since May 2000.  He currently serves as Of Counsel at the law firm of Henson & Efron, P.A.  From 1999 to 2006, he served as President of Weisman Enterprises, Inc. and its affiliates, a vending and small transaction management company.  In addition, Mr. Wilson served as a past member of the Board of Directors of the Minnesota Community Foundation as Past Chair, The St. Paul Foundation as Past Chair, Intergenerational Living and Health Care, Inc. and GiveMN.org.  Mr. Wilson is currently a member of the Board of Directors of The Goodman Group, The Goodman Family Operating Foundation, Gold Medal Park Conservancy and Friends of the Lock and Dam.  Mr. Wilson’s background in legal matters and executive management provides significant insight and expertise to our board.  He provides valuable guidance on the issues of corporate governance, risk management and general management.

Board Recommendation

The Board of Directors recommends that the shareholders vote FOR Proposal #1 to set the number of members of the Board of Directors at six.  The Board of Directors recommends that the shareholders vote FOR each of the six nominees set forth in Proposal #2 to serve for a one year term.

CORPORATE GOVERNANCE

Code of Ethics and Business Conduct

We have adopted the Winmark Corporation Code of Ethics and Business Conduct (the “Code of Conduct”), that applies to our directors, officers and employees.  The Code of Conduct is publicly available on our web site at www.winmarkcorporation.com.  If we make any substantive amendments to the Code of Conduct or grant any waiver, including any implicit waiver from a provision of the Code of Conduct to our directors or executive officers, we will disclose the nature of such amendments or waiver on our web site or in a report on Form 8-K.

Leadership Structure of the Board

In accordance with Winmark’s bylaws, our Board of Directors elects our Chief Executive Officer and our Chairman, and each of these positions may be held by the same person or may be held by two persons. The Board does not have a policy regarding whether the role of the Chairman and Chief Executive Officer should be separate.

Because our Chief Executive Officer also serves as Chairman of the Board, Winmark has a Lead Director whom is nominated by the Governance and Nominating Committee and is elected by a majority of the independent directors.  Our Lead Director presides over meetings of our independent directors and is an additional resource to the Board with respect to governance and financial matters.

After careful consideration, the Corporate Governance and Nominating Committee has determined that Winmark’s current Board structure combining the principal executive officer and board chairman positions and utilizing a Lead Director is the most appropriate leadership structure for Winmark and its shareholders given its ownership and operating structure.

Majority of Independent Directors; Committees of Independent Directors

The Board of Directors has determined that all of our non-executive director nominees (Ms. Grassle and Messrs. Barbetta, MacKenzie, Reyelts, and Wilson), collectively constituting a majority of the Board of Directors, are independent directors in accordance with rules of the NASDAQ since none of them are believed to have any relationships that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  Mr. Heffes is precluded from being considered independent by NASDAQ rules since he currently serves as an executive officer of Winmark.

Each member of the Audit Committee, Compensation Committee and Nominating Committee has been determined, in the opinion of the Board of Directors, to be independent in accordance with NASDAQ rules.

Standing Committees

The Board of Directors has three standing committees, the Audit Committee, the Compensation Committee and the Nominating Committee.  Each of these Committees’ duties are set forth in a charter, which are available on our website at www.winmarkcorporation.com under the “Investor Relations” heading.

Audit Committee

The Audit Committee provides oversight by reviewing financial reports and other financial information of Winmark, reviewing our systems of internal control regarding finance, accounting, legal compliance and ethics, and reviewing our auditing, accounting and financial reporting process. The Audit Committee monitors our financial reporting process and internal control system.  The Audit Committee coordinates, reviews and appraises the audit efforts of our independent registered public accounting firm.  Further, the Audit Committee communicates directly with the independent accountants, financial and senior management and Board of Directors regarding the matters related to the Committee’s responsibilities and duties.   The Board has determined that Paul C. Reyelts, an independent director, is the Audit Committee financial expert given, among other factors, his prior experience as a chief financial officer of a NYSE-listed public company.  The current Audit Committee members are Paul C. Reyelts (Chair), Lawrence A. Barbetta, Kirk A. MacKenzie and Mark L. Wilson.  The Audit Committee held four (4) meetings during fiscal 2019.

Compensation Committee

The Compensation Committee’s purpose is to assist the Board of Directors in the discharge of its responsibilities relating to (a) fair, reasonable, and competitive compensation practices for our executive officers and other key employees which are consistent with our objectives; (b) oversight of broad-based employee compensation policies and programs; and (c) fair, reasonable and competitive compensation and benefit programs for our nonemployee directors.  The current Compensation Committee members are Mark L. Wilson (Chair), Jenele C. Grassle and Paul C. Reyelts.  The Compensation Committee held one (1) meeting during fiscal 2019.

The Compensation Committee’s responsibilities, which are discussed in detail in its charter, include, among other duties, the responsibility to:

•	Review and approve annually appropriate incentive compensation goals and objectives for the CEO and other executive officers.

•

Consider and approve the base salary, incentive and equity-based compensation awards and other compensation actions for the CEO based upon an evaluation of the CEO’s performance, effectiveness and other relevant considerations.

•

Review and approve base salaries, incentive and equity-based compensation awards and other compensation actions for all other executive officers, based upon an evaluation of such officer’s performance, effectiveness, the recommendations of the CEO and other relevant considerations.

Compensation decisions for nonemployee members of the Board of Directors, including equity awards, are made by the Compensation Committee.  The Compensation Committee also makes decisions regarding the equity compensation of any other Winmark employees.  The Compensation Committee has not elected to utilize the services of a compensation consultant in determining executive compensation, though they have the discretion to utilize the services of a consultant as outlined in the Compensation Committee’s Charter.  To the extent the Committee determines to expend in excess of $5,000 during any fiscal year on consultants, it shall advise the Board of such excess expenditures.

Our Chief Executive Officer, with the input of other officers at his discretion, provides the Compensation Committee with recommendations for the compensation of all executive officers and nonemployee directors.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee had no interlocks.

Nominating Committee

The purpose of the Nominating Committee is to advise the Board of Directors and provide oversight on matters related to (a) the size of the Board, the selection and nomination of Board Members; and (b) recommendation to the Board for the Board’s approval of Board committee members.  The current Nominating Committee members are Jenele C. Grassle (Chair), Paul C. Reyelts and Mark L. Wilson.  The Nominating Committee held one (1) meeting during fiscal 2019.

Winmark does not have a formal policy with regard to the consideration of director candidates recommended by shareholders since it is our practice to consider director recommendations from any source. The Board is comprised of a majority of independent directors, which ensures consideration of director candidates from any source based on the criteria set forth below.  Each Nominating Committee member is independent.  The Board will consider director candidates recommended by shareholders according to the following membership criteria.

Board Membership Criteria

In selecting the new directors, the Nominating Committee shall consider any requirements of applicable law or listing standards, a candidate’s strength of character, judgment, business experience and specific area of expertise, factors relating to composition of the Board, principles of diversity and such other factors as the Committee shall deem important.

The Nominating Committee will consider the attributes of the candidates and the needs of the Board and will review all candidates in the same manner, regardless of the source of the recommendation.

Shareholder Nomination of Directors

A shareholder who wishes to recommend one or more directors must provide a written recommendation to our Corporate Secretary at the address below.  Notice of a recommendation must include:

with respect to the shareholder:

-      name, address, the class and number of shares such shareholder owns;

with respect to the nominee:

-      name, age, business address, residence address,

-      current principal occupation,

-      five year employment history with employer names and a description of the employer’s business,

-      the number of shares beneficially owned by the nominee,

-      whether such nominee can read and understand basic financial statements, and

-      membership on other boards, if any.

The recommendation must be accompanied by a written consent of the nominee to stand for election if nominated by the Board of Directors and to serve if elected by the shareholders.  We may require any nominee to furnish additional information that may be needed, or interview a prospective candidate, to determine the eligibility of the nominee.

Risk Oversight

Our Board is charged with providing oversight of Winmark’s risk management processes.  Specifically, the Audit Committee is primarily responsible for overseeing the risk management function.  In carrying out its responsibilities, the Audit Committee works closely with Winmark’s Chief Financial Officer.  The Audit Committee meets quarterly to discuss the financial affairs of the Company, and such other times as circumstances dictate.  In addition, at least annually, the Audit Committee reviews a risk assessment and an overview of the risk management processes of the Company.

Meeting Attendance

During fiscal 2019, the Board of Directors held six  (6) meetings.  All directors attended at least 75% of the meetings of the Board of Directors and committees of the Board of Directors on which they served.

We have not adopted a formal policy with regard to Board Members’ attendance at annual meetings of shareholders; however, all directors are encouraged to attend such meetings.  All of the directors attended the Annual Meeting last year.

Shareholder Communications

Shareholders may communicate directly with the Board of Directors.  All communications should be directed to our Corporate Secretary at the address below and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or for non-management directors.  If no director is specified, the communication will be forwarded to the entire Board.  Shareholder communications to the Board should be sent to:

Corporate Secretary

Winmark Corporation

Attention:  Board of Directors

605 Highway 169 N, Suite 400

Minneapolis, Minnesota 55441

EXECUTIVE OFFICERS

The executive officers of Winmark are as follows:

Name	Age	Position
Brett D. Heffes	52	Director, Chairman and Chief Executive Officer
Anthony D. Ishaug	48	Executive Vice President, Chief Financial Officer and Treasurer
Renae M. Gaudette	51	President, Franchising
Leah A. Goff	58	Vice President, Human Resources

Brett D. Heffes has been Chairman of our Board of Directors since March 1, 2020 and has been a member of our Board of Directors and has served as our Chief Executive Officer since February 2016.  Mr. Heffes served as President of Winmark Corporation from February 2011 to February 2016.  From November 2002 to February 2011, Mr. Heffes served in a number of positions for Winmark including President of Finance and Administration, Chief Financial Officer and Treasurer.

Anthony D. Ishaug has served as our Chief Financial Officer since September 2008, Treasurer since November 2009 and Executive Vice President since December 2016.  Prior to joining Winmark, Mr. Ishaug was employed as Chief Operating Officer and Chief Financial Officer of Department 56, Inc., (a division of Lenox Group, Inc.), a giftware and collectible company, from January 2008 until September 2008.  From April 2005 to January 2008, Mr. Ishaug served as Controller and Treasurer of Lenox Group, Inc.

Renae M. Gaudette has served as our President of Franchising since March 2020. Ms. Gaudette served as Vice President of Franchising from February 2017 to February 2020 and as Vice President, Franchise Operations from February 2014 to January 2017.  From May 1995 until February 2014, Ms. Gaudette served in a number of positions for Winmark including Director of Plato’s Closet, Director of Training, as well as various operational roles.

Leah A. Goff has served as our Vice President of Human Resources since September 2005.  From April 1997 to March 2000 and October 2000 to September 2005, Ms. Goff served as our Human Resources Manager.

The term of office of each executive officer continues until terminated by Winmark or the officer.

There are no arrangements or understandings among any of the executive officers of Winmark and any other person (not an officer or director of Winmark) pursuant to which any of the executive officers were selected as an officer of Winmark.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Structure

The Compensation Committee of the Board of Directors has the responsibility for approving, monitoring and generally overseeing compensation of each of the executive officers named in the Summary Compensation Table on page 11.  We refer to these executive officers as our Named Executive Officers or NEOs.  Our management team, particularly our Chief Executive Officer, Brett Heffes, provides the Compensation Committee with the information necessary to evaluate NEO compensation.

Compensation Philosophy

We believe that our success depends upon a team of senior officers working together to promote the growth and financial success of the Company rather than upon the individual performance of any one member of that team.  As such, our compensation structure for NEOs emphasizes the collective accountability to our shareholders, employees, and to one another by examining the performance of the NEOs as a group.  The NEOs’ compensation structure is intended to provide each team member with the appropriate incentives to work towards the achievement of goals by the Company as a whole, and to encourage each NEO to remain a long-term contributor to our success.

We examine the overall success of our business and the effectiveness of the NEOs as a group to determine salary, bonus, and incentive compensation.  Consistent with this philosophy, our policy is to examine a variety of financial and nonfinancial factors in their totality to determine NEO compensation, including the overall performance of the company against long-term financial and strategic objectives, cash flow, human resources management, and earnings per share.  We do not tie any of the elements of NEO compensation to the attainment of a specific goal related to these or any other factors.  Instead, we retain the flexibility to consider all compensation factors in their totality when awarding compensation.

Although our philosophy is to compensate NEOs as a group, we believe it is important to retain the flexibility and discretion to modify all elements of compensation awarded to individuals based upon their general business and company experience, leadership, potential future contribution, and the performance of the businesses for which they are responsible.

Our primary objectives in regard to executive compensation are to recruit and retain talented individuals using a compensation structure that rewards individuals for the overall success of our businesses while also maximizing shareholder value.  Our compensation structure is designed to provide accountability among the NEOs, because the success of each business segment impacts the compensation received by all of the NEOs.

We receive feedback from shareholders on our compensation programs through the advisory vote on the compensation paid to our NEOs, which we held for the first time at the 2013 Annual Meeting of Shareholders and currently hold every year.  The advisory vote on the compensation paid to our NEOs has historically received on average an over 93% approval of shares voted on the proposal.  We will continue to take this feedback into account when making decisions regarding NEO compensation.

Summary of Compensation Components

The primary components of compensation for NEOs are:

•	Base Pay
•	Annual Incentive Bonus
•	Equity-Based Compensation

Base Pay.  Base pay levels are typically considered by the Compensation Committee annually, and may also be considered upon a promotion or other change in job responsibility. Base pay provides the NEOs with regular compensation for services performed during the fiscal year, and is used to establish a pay range for the annual incentive bonus.  The NEOs’ base pay is designed to be regionally competitive, but is not specifically compared to a peer group.  The NEOs’ base pay is determined in part by examining awards from past years, both for NEOs as a group and for each individual NEO.  Operating within the framework of compensating the NEOs as a team based upon the overall achievement of our long-term and short term goals, we have the discretion to adjust each NEO’s salary based upon their individual performance, leadership and potential future contribution.

Annual Incentive Bonus. In addition to base pay, each NEO is eligible to receive an annual incentive bonus.  The annual bonus for each NEO, awarded at the discretion of the Compensation Committee, may range in amount from 0% to 100% of that NEO’s salary.  The annual incentive bonus is designed to motivate and reward the NEOs as a group for furthering the achievement of the Company’s short and long-term objectives during the fiscal year.  This component of compensation also emphasizes the accountability each NEO has to contribute to the growth and financial success of the Company, and motivates the NEOs to achieve individual and group expectations.  Ultimately, the performance of all the NEOs as a group and the performance of the Company determine the annual incentive bonus.  Similar to base pay, at our discretion each individual NEO may have their bonus increased or decreased based upon the individual’s performance, leadership and potential future contribution.

Long-Term, Equity-Based Incentive Compensation.  The third primary component of compensation is long-term incentive compensation in the form of stock options. We use equity-based compensation in the form of stock option grants to align the interests of the NEOs with those of shareholders.  Options granted to the NEOs by the Compensation Committee under our current employee stock option plan vest over time and such vesting is contingent upon the continued employment of the NEO, creating an incentive for the executive to remain an employee for an extended period.  Typically, equity-based incentive compensation is awarded to NEOs by the Compensation Committee semi-annually on or about the first of June and during the Compensation Committee’s December meeting, although the Compensation Committee retains the discretion to award options at any time.  We restrict the number of individuals receiving stock options to NEOs and a small number of other key employees.  Although previous awards are considered, the amount of options a NEO receives depends primarily upon the NEOs performance as a group, the total number of option shares recommended for issuance, and the total number of people included in the annual stock option grants.  As with the other elements of compensation, we maintain the discretion to adjust each NEO’s option award based upon their individual performance, leadership and potential future contribution.

Change of Control Payments and At-Will Employment. Our NEOs are at-will employees operating without employment contracts.  None of our NEOs are awarded change-of-control payments, pension agreements, or pre-determined severance arrangements other than the potential acceleration of option vesting as a result of a “Transaction” as described on page 13.  Management believes that such guaranteed payments and agreements are not beneficial to the Company.  Instead, by not committing to base salary, annual incentive bonuses or stock options over a long term, we preserve the flexibility to make a change if any NEO is underperforming expectations.  Although we have in the past, and at our discretion may in the future, negotiate severance agreements with our NEOs upon their termination, we are under no obligation to do so.

Consideration of Risk Related to Compensation Policies

We believe that our compensation policies, practices and programs work together to minimize exposure to excessive risk while appropriately pursuing strategies that emphasize maximizing shareholder value.  The balance of the compensation components and the importance placed on the achievement of long-term financial and strategic objectives do not encourage risk-taking that is reasonably likely to have a material adverse effect on the Company.

Compensation Approval Process

Role of the Chief Executive Officer

Mr. Heffes has a unique perspective regarding the compensation of NEOs.  As one of our largest individual shareholders, Mr. Heffes has a strong interest in maximizing shareholder value.  As our primary executive officer, Mr. Heffes has access to and makes decisions regarding all facets of our businesses, and has the ability to evaluate the performance of each NEO.  He provides information to the Compensation Committee, who ultimately approves the compensation of our NEOs.

Mr. Heffes reviews the overall performance of all of our business segments and each individual NEO’s performance, taking into account our compensation philosophy and the compensation factors described above.  After receiving input from other NEOs at his discretion, Mr. Heffes makes an initial assessment regarding each element of compensation for the NEOs, including himself.  His assessment is submitted to the Compensation Committee for discussion at its annual meeting in December.  The final approval of all NEOs’ compensation, including that of Mr. Heffes, is at the sole discretion of the Compensation Committee.

Compensation Committee Process

The Compensation Committee meets annually to review and approve the compensation of our executive officers and non-employee directors, as well as to oversee broad-based employee compensation policies.  The Compensation Committee reviews the recommendations of the Chief Executive Officer regarding NEO annual incentive bonus compensation for the current year, NEO option grants for the current year, and NEO salaries for the following year, with the power to approve, modify or reject the proposed awards.  The Compensation Committee is also responsible for determining compensation and annually evaluating the performance of the Chief Executive Officer.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

Mark L. Wilson, Chairman

Jenele C. Grassle

Paul C. Reyelts

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of the Named Executive Officers (“NEOs”) for the fiscal years ended December 28, 2019, December 29, 2018 and December 30, 2017.

					All Other
				Option Awards	Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	($)(1)	($)(2)	Total ($)
Brett D. Heffes	2019	325,000	300,000	246,680	10,250	881,930
Chief Executive Officer	2018	315,000	300,000	324,600	10,100	949,700
and Chairman of the Board of Directors	2017	306,000	300,000	321,200	9,450	936,650
Anthony D. Ishaug	2019	325,000	300,000	246,680	10,250	881,930
Chief Financial Officer and Treasurer	2018	315,000	300,000	324,600	10,100	949,700
	2017	306,000	300,000	321,200	9,450	936,650
Steven A. Murphy	2019	325,000	300,000	246,680	10,250	881,930
Former President, Franchising (3)	2018	315,000	300,000	324,600	10,100	949,700
	2017	306,000	300,000	321,200	9,450	936,650

(1)

The amounts included under the Option Awards column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for awards granted in fiscal 2019,  2018 and 2017 under the 2010 Stock Option Plan.  A discussion of the assumptions made in the valuation of our stock options is located in footnote 5 “Shareholders’ Equity (Deficit)” in the Annual Report on Form 10-K, and is incorporated herein by reference.

(2)

All Other Compensation paid by Winmark is comprised of 401(k) matching contributions, an optional annual contribution to each employee’s retirement account, and life insurance premium payments.  NEOs receive the same 401(k) matching benefits and the same optional annual contribution to employee retirement accounts as all active and eligible employees.  The maximum life insurance payout for executive officers ($250,000), including NEOs, is higher than the maximum payout for salaried exempt ($150,000) and non-exempt office employees ($75,000).

(3)	Mr. Murphy resigned in February 2020.

CEO Pay Ratio

The annual total compensation for fiscal year 2019 for our CEO, as noted above in the Summary Compensation Table, was $881,930.  The annual total compensation for fiscal year 2019 for our median employee was $78,826.  The resulting ratio of our CEO’s pay to the pay of our median employee for fiscal year 2019 was 11.2 to 1.

In determining the median employee, a listing was prepared of all employees as of December 28, 2019, the last day of our fiscal year, with their corresponding annual total compensation determined in the same manner as the Total Compensation shown for our CEO in the Summary Compensation Table above.  For those employees that were not employed for the full fiscal year, their annual salary was used to compute their annual total compensation.  The listing was then ranked from lowest to highest in annual total compensation, which excluding the CEO, totaled 97 employees.  The median employee was determined using the annual total compensation of the employee ranked 49th on the list.

Outstanding Equity Awards at Fiscal Year-End 2019

The table below summarizes option awards outstanding for each of the NEOs as of the end of fiscal 2019.

Option Awards

	Number of Securities	Number of Securities Underlying
	Underlying Unexercised Options	Unexercised Options (#)	Option Exercise	Option Expiration
Name	(#) Exercisable(1)	Unexercisable	Price ($)	Date
Brett D. Heffes	1,700	—	59.77	06/01/2023
	9,250	—	82.72	12/16/2023
	4,017	—	66.29	06/01/2024
	8,500	—	80.32	12/15/2024
	5,713	—	91.93	06/01/2025
	6,800	—	90.99	12/14/2025
	3,750	1,250	98.25	06/01/2026
	3,750	1,250	125.50	12/12/2026
	2,500	2,500	122.50	06/01/2027
	2,500	2,500	134.25	12/11/2027
	1,250	3,750	143.20	06/01/2028
	1,250	3,750	156.00	12/11/2028
	—	4,000	164.84	06/01/2029
	—	4,000	176.20	12/16/2029
Anthony D. Ishaug	3,844	—	31.19	06/01/2020
	3,156	—	32.92	12/14/2020
	7,500	—	37.76	06/01/2021
	7,500	—	53.34	12/08/2021
	7,500	—	51.17	06/01/2022
	7,500	—	55.72	12/13/2022
	7,500	—	59.77	06/01/2023
	7,500	—	82.72	12/16/2023
	7,500	—	66.29	06/01/2024
	7,500	—	80.32	12/15/2024
	6,800	—	91.93	06/01/2025
	6,800	—	90.99	12/14/2025
	5,100	1,700	98.25	06/01/2026
	5,100	1,700	125.50	12/12/2026
	2,500	2,500	122.50	06/01/2027
	2,500	2,500	134.25	12/11/2027
	1,250	3,750	143.20	06/01/2028
	1,250	3,750	156.00	12/11/2028
	—	4,000	164.84	06/01/2029
	—	4,000	176.20	12/16/2029
Steven A. Murphy	2,250	—	55.72	12/13/2022
	9,250	—	59.77	06/01/2023
	9,250	—	82.72	12/16/2023
	8,500	—	66.29	06/01/2024
	8,500	—	80.32	12/15/2024
	6,800	—	91.93	06/01/2025
	6,800	—	90.99	12/14/2025
	3,750	1,250	98.25	06/01/2026
	3,750	1,250	125.50	12/12/2026
	2,500	2,500	122.50	06/01/2027
	2,500	2,500	134.25	12/11/2027
	1,250	3,750	143.20	06/01/2028
	1,250	3,750	156.00	12/11/2028
	—	4,000	164.84	06/01/2029
	—	4,000	176.20	12/16/2029
(1)

All of the above-listed option awards were granted pursuant to the 2001 Stock Option Plan and the 2010 Stock Option Plan.  Unless otherwise indicated, the option awards vest 25% per year for four years, beginning on the first anniversary of the option grant.  Each option award was granted on the date 10 years prior to the expiration date, and expires on the indicated date, or earlier in the case of an employee’s termination, disability or death.

Potential Payments Upon Termination or Change-in-Control

We have not entered into contracts or agreements with the NEOs, individually or as a group, guaranteeing payments to them upon any termination or a change of control of Winmark.  However, our 2001 Stock Option Plan (“2001 Plan”) and 2010 Stock Option Plan (“2010 Plan”), which provide option awards to our NEOs, provide that optionees are eligible for certain benefits when a “Transaction” occurs, as defined therein.  A “Transaction” includes the acquisition of the Company through the sale of substantially all of our assets or through a merger, consolidation, exchange, reorganization, reclassification, extraordinary dividend, divestiture or liquidation.  Generally speaking, all of the outstanding and unvested stock options granted under the 2001 Plan and 2010 Plan become immediately exercisable upon the occurrence of a Transaction unless the Board selects to either: (a) terminate the 2001 Plan and 2010 Plan and cancel outstanding options not exercised prior to reasonable exercise period; (b) pay optionees, either in cash or shares of the surviving corporation’s stock, the difference between the fair market value of the stock price and the stock option exercise price; or (c) continue the 2001 Plan and 2010 Plan and allow optionees the right to exercise their respective options for an equivalent number of shares of stock of the succeeding corporation.

As of December 28, 2019, the NEOs had the following outstanding and unvested options to purchase shares of our Common Stock that could accelerate upon a change in control:

				Value Realized
	Unexercisable	Option Exercise	Stock Price	Upon Acceleration
Name	Option Shares (#)	Price ($)	December 28, 2019	($)(1)
Brett D. Heffes	1,250	98.25	196.21	122,450
	1,250	125.50		88,388
	2,500	122.50		184,275
	2,500	134.25		154,900
	3,750	143.20		198,788
	3,750	156.00		150,788
	4,000	164.84		125,480
	4,000	176.20		80,040
Anthony D. Ishaug	1,700	98.25	196.21	166,532
	1,700	125.50		120,207
	2,500	122.50		184,275
	2,500	134.25		154,900
	3,750	143.20		198,788
	3,750	156.00		150,788
	4,000	164.84		125,480
	4,000	176.20		80,040
Steven A. Murphy	1,250	98.25	196.21	122,450
	1,250	125.50		88,388
	2,500	122.50		184,275
	2,500	134.25		154,900
	3,750	143.20		198,788
	3,750	156.00		150,788
	4,000	164.84		125,480
	4,000	176.20		80,040

(1)	Assuming that a change in control occurred at a stock price of $196.21 per share (the closing price of the Company’s stock as of December 28, 2019), before any withholding tax liabilities.

Director Compensation

Cash Compensation Paid to Board Members

For the fiscal year ended December 28, 2019, nonemployee members of the Board of Directors were entitled to receive an annual cash retainer of $30,000 and an attendance fee of $1,000 for each Board, Compensation Committee or Nominating Committee meeting.  Members of the Audit Committee were entitled to receive an attendance fee of $2,000 for each Audit Committee meeting.  The Lead Director received an additional annual retainer of $5,000.

Stock Option Award

Pursuant to the terms of our Stock Option Plan for Nonemployee Directors, each nonemployee director is eligible to receive stock option grants as determined by the Compensation Committee.  In June and December 2019, each current nonemployee director received a stock option grant of 750 shares pursuant to the Nonemployee Director Stock Option Plan.  These options vest 25% per year for four years, beginning one year from the date of the grant, and expire at the end of 10 years.  All of the outstanding and unvested stock options granted under the Nonemployee Director Stock Option Plan become immediately exercisable upon the occurrence of a change in control of the Company.

Fiscal Year 2019 Director Compensation

The following table sets out the fiscal 2019 compensation for each of our current nonemployee directors.

	Fees Earned or
Name	Paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)
Lawrence A. Barbetta	44,000	46,253	90,253
Jenele C. Grassle	38,000	46,253	84,253
Kirk A. MacKenzie	44,000	46,253	90,253
Paul C. Reyelts	51,000	46,253	97,253
Mark L. Wilson	46,000	46,253	92,253

(1)

Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for awards granted in fiscal 2019.  A discussion of the assumptions made in the valuation of our stock options is located in footnote 5 “Shareholders’ Equity (Deficit)” in the Annual Report on Form 10-K, and is incorporated herein by reference.

(2)

As of December 28, 2019, nonemployee directors hold options to purchase the following shares of our common stock pursuant to the Nonemployee Director Stock Option Plan:  Mr. Barbetta, 38,900 shares; Ms. Grassle, 12,900 shares; Mr. MacKenzie, 17,900 shares; Mr. Reyelts, 8,400 shares; and Mr. Wilson, 17,900 shares.

Our executives who also serve on the Board of Directors do not receive compensation for their services as directors.  The compensation for Mr. Heffes, our Chief Executive Officer whom serves on the Board of Directors, is outlined in the Summary Compensation Table on page 11.  During fiscal 2019, John L. Morgan, our former Executive Chairman, and Steven C. Zola, our former President of Winmark Capital Corporation, served on the Board of Directors.  Mr. Morgan retired from the Board effective March 1, 2020.  Mr. Zola resigned from the Board in June 2019.  The compensation paid or earned by each of Mr. Morgan and Mr. Zola for fiscal 2019 is summarized in the following table.

Name	Salary ($)	Bonus ($)		Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
John L. Morgan	325,000	300,000		—	9,950	634,950
Steven C. Zola	270,865	—		130,600	380,125	781,590

(1)

Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for awards granted in fiscal 2019 under the 2010 Stock Option Plan.  A discussion of the assumptions made in the valuation of our stock options is located in footnote 5 “Shareholders’ Equity (Deficit)” in the Annual Report on Form 10-K, and is incorporated herein by reference.  As of December 28, 2019, neither Mr. Morgan or Mr. Zola held options to purchase shares of our common stock.

(2)

All Other Compensation is comprised of 401(k) matching contributions, an optional annual contribution to each employee’s retirement account, and life insurance premium payments.  Included in this amount for Mr. Zola is $370,000 in payments under a Non-Competition Agreement.

Transition and Retirement Agreement with John L. Morgan

On January 29, 2020, the Company entered into a transition and retirement agreement with Mr. Morgan. The Company paid Mr. Morgan a lump sum of $667,000 on March 2, 2020 and Mr. Morgan has agreed to provide transition services to the Company and has agreed to a non-competition covenant for one year.

Transactions with Related Persons, Promoters and Certain Control Persons

There were no reportable related party transactions in fiscal 2019.

Review, Approval or Ratification of Transactions with Related Persons

The Board of Directors has a formal written related party transaction statement of policy, which sets forth Winmark’s policies and procedures for the review, approval or ratification of any transaction with a related party required to be reported in our company’s filings with the Securities and Exchange Commission.  The Audit Committee of the Board of Directors must approve any related party transaction subject to this policy before commencement of the related party transaction.  The audit committee may, in its sole discretion, approve or deny any related party transaction.  In the event Winmark’s management becomes aware of a related party transaction that has not been previously approved by the Audit Committee, such transaction will be submitted to the Audit Committee, which has the authority to ratify, amend, terminate or rescind the transaction as deemed appropriate in its discretion.

APPROVAL OF 2020 STOCK OPTION PLAN

(Proposal #3)

General

As of December 28, 2019, the Company had 102,465 authorized and unissued shares available under the 2010 Stock Option Plan (the “2010 Plan”) excluding 376,558 reserved for outstanding option awards previously granted and 24,500 authorized and unissued shares available under the Stock Option Plan for Nonemployee Directors (the “Nonemployee Director Plan”) excluding 96,000 reserved for outstanding option awards previously granted.  Since December 28, 2019 to the date of this proxy, no additional options have been granted under the 2010 Plan or the Nonemployee Director Plan.  In addition, the Company’s authority to issue incentive stock options under the 2010 Stock Plan expired on February 24, 2020, the tenth anniversary of the 2010 Plan.  Therefore, the Board of Directors has adopted, and is seeking shareholder approval, for a new stock option plan, the 2020 Stock Option Plan (the “2020 Plan”), which, if approved by shareholders, will replace both the 2010 Plan and the Nonemployee Director Plan for future grants.  The terms and conditions of outstanding options previously granted under the 2010 Plan and the Nonemployee Director Plan will not be affected by the adoption or approval of the 2020 Plan.  If the 2020 Plan is approved by shareholders, no new options will be granted under the terms of the 2010 Plan and the Nonemployee Director Plan.  If the 2020 Plan is not approved by the shareholders, no options will be granted pursuant to the 2020 Plan and the Company will continue to grant nonqualified options to employees, officers, directors, consultants and advisors under the 2010 Plan and to nonemployee directors under the Nonemployee Director Plan.

The Board of Directors believes that granting stock options to employees, officers, directors, consultants and advisors is an effective means to promote the future growth and development of the Company. Such option grants, among other things, increase these individuals’ stake in the Company’s success and enables the Company to attract and retain qualified personnel and advisors. The Board of Directors also believes that the 2020 Plan aligns the employees’ and officers’ goals and interests to those of the Company and its shareholders.

A more detailed description of the 2020 Plan is set forth below, but such description is qualified in its entirety by reference to the full text of the 2020 Plan, a copy of which may be obtained without charge upon written request to the Company’s Chief Financial Officer and Treasurer.

Description of the 2020 Plan

Purpose.    The purpose of the 2020 Plan is to promote the success of the Company by facilitating the employment and retention of competent personnel and by furnishing incentive to officers, directors, employees, consultants and advisors upon whose efforts the success of the Company and its affiliates will depend to a large degree.

Shares Available.  Upon approval by the shareholders, the 2020 Plan will provide for the issuance of up to an additional 100,000 shares of Common Stock of the Company, plus (i) the number of shares of common stock authorized and unissued under the 2010 Plan (as of March 9, 2020, 102,465 shares), and (ii) the number of shares of common stock authorized and unissued under the Nonemployee Director Plan (as of March 9, 2020, 24,500 shares).  In the event that any outstanding option previously granted under either the 2010 Plan, the Nonemployee Director Plan or the 2020 Plan for any reason expires or is terminated prior to the exercise thereof, the shares reserved for the unexercised portion of such option shall also be available for future option  awards under the 2020 Plan.  If the 2020 Plan is approved by shareholders, no new options will be granted under the terms of the 2010 Plan and the Nonemployee Director Plan. The total number of shares available for issuance under the 2020 Plan (including for this purpose those from the 2010 Plan and Nonemployee Director Plan) are subject to adjustment of such number in the event of future increases or decreases in the number of outstanding shares of Common Stock of the Company effected as a result of stock splits, stock dividends, combinations of shares or similar transactions in which the Company receives no consideration.

Term of 2020 Plan.  “Incentive” stock options (those that are eligible for favorable tax treatment under Internal Revenue Code Section 422, described below) may be granted pursuant to the 2020 Plan until February 26, 2030, the tenth anniversary of the date the 2020 Plan was adopted by the Board.  “Nonqualified” stock options (those not eligible for favorable tax treatment under Code Section 422) may be granted under the 2020 Plan until the plan is discontinued or terminated by the Board.

Administration.  The 2020 Plan is administered by the Compensation Committee of the Board of Directors (the “Committee”).  The 2020 Plan gives broad powers to the Committee to administer and interpret the 2020 Plan, including the authority to select the individuals to be granted options and to prescribe the particular form and conditions of each option granted.

Eligibility.  All officers and employees of the Company or any subsidiary are eligible to receive incentive stock options pursuant to the 2020 Plan.  All directors, officers and employees of, and consultants and advisors to, the Company or any subsidiary are eligible to receive nonqualified stock options pursuant to the 2020 Plan.

Options.  When an option is granted under the 2020 Plan, the Committee, at its discretion, specifies the option price, the type of option (whether incentive or nonqualified) to be granted and the number of shares of Common Stock that may be purchased upon exercise of the option.

•	In accordance with the 2020 Plan, the Committee may not grant more than 100,000 option shares in the aggregate to any one individual in a calendar year.

•

The exercise price of an incentive stock option and, unless otherwise determined by the Committee, the exercise price of a nonqualified stock option, may not be less than 100% of the fair market value of the Company’s Common Stock on the date of grant.  If an incentive stock option is granted to an individual who owns more than 10% of the voting rights of the Company’s common stock, the option exercise price may not be less than 110% of the fair market value on the date of grant.

•

The period during which the option may be exercised and whether the option will be exercisable immediately, in stages or otherwise are set by the Committee, but the exercise period of an incentive stock option may not exceed ten years from the date of grant. Each outstanding option under the 2020 Plan may expire earlier than its stated expiration date in the event of the optionee’s ceasing to be an employee, director, consultant or advisor as determined by the Committee.

•

Each incentive stock option and, unless otherwise determined by the Committee, each nonqualified stock option granted under the 2020 Plan is nontransferable during the lifetime of the optionee other than by will or laws of descent and distribution.

Amendment. The Board of Directors may, from time to time, suspend or discontinue the 2020 Plan or revise or amend it in any respect; provided no such revision or amendment may:

•

impair the terms and conditions of any outstanding option or stock award to the material detriment of the participant without the consent of the participant except as authorized in the event of merger, consolidation or liquidation of the Company, or

•

without the approval of the shareholders, to the extent such approval is required by applicable law or regulation, (a) materially increase the number of shares subject to the 2020 Plan except as provided in the case of stock splits, consolidations, stock dividends or similar events; (b) change the designation of the class of employees eligible to receive awards; (c) decrease the price at which options will be granted; or (d) materially increase the benefits accruing to participants under the 2020 Plan.

Federal Income Tax Consequences.  Under present law, an optionee will not realize any taxable income on the date a nonqualified option is granted pursuant to the 2020 Plan.  Upon exercise of the option, however, the optionee must recognize, in the year of exercise, ordinary income equal to the difference between the option price and the fair market value of the Company’s Common Stock on the date of exercise.  Upon the sale of the shares, any resulting gain or loss will be treated as capital gain or loss.  The Company will generally receive an income tax deduction in its fiscal year in which nonqualified options are exercised, equal to the amount of ordinary income recognized by the persons exercising options, and if the person is an employee, the Company must withhold or collect from the employee any required income and employment-related taxes on such ordinary income.

Incentive stock options granted under the 2020 Plan are intended to qualify for favorable tax treatment under Code Section 422.  Under Section 422, an optionee recognizes no taxable income when the option is granted.  Further, the optionee generally will not recognize any taxable income when the option is exercised if he or she has, at all times from the date of the option’s grant until three months before the date of exercise, been an employee of the Company.  The Company ordinarily is not entitled to any income tax deductions upon the grant or exercise of an incentive stock option.  Certain other favorable tax consequences may be available to the optionee if he or she does not dispose of the shares acquired upon the exercise of an incentive stock option for a period of two years from the granting of the option and one year from the receipt of the shares. If the shares are disposed of within that period (a “disqualifying disposition”), then he or she will recognize ordinary income equal to the difference between the option price and the fair market value of the Company’s Common Stock on the date of exercise, and the Company will generally receive an income tax deduction at that time, similar to the treatment as if the option were a nonqualified option.  The optionee is required to notify the Company if a disqualifying disposition occurs.

Plan Benefits.  No stock options have been granted under the 2020 Plan to date.  Because future grants of options are subject to the discretion of the Committee, the future benefits that may be received by any individuals or groups under the 2020 Plan cannot be determined at this time.

Registration Statement with the SEC.  The Company will file a Registration Statement covering the additional shares of common stock authorized for issuance under the 2020 Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933.

Board of Directors Recommendation

The Board of Directors recommends that the shareholders vote FOR Proposal #3 to approve the 2020 Stock Option Plan.  Under applicable Minnesota law, approval of the proposal requires the affirmative vote of the holders of the greater of (i) a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter or (ii) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Annual Meeting.

Securities Authorized for Issuance Under Equity Compensation Plans

The following information reflects certain information about our equity compensation plans as of December 28, 2019:

Equity Compensation Plan Information
	(a)	(b)	(c)
	Number of securities to be	Weighted average	Number of securities remaining
	issued upon exercise of	exercise price of	available for future issuance under
	outstanding options,	outstanding options,	equity compensation plans (excluding
Plan category	warrants and rights	warrants and rights	securities reflected in column (a))
Equity compensation plans approved by security holders	479,558	$101.78	126,965

Equity compensation plans not approved by security holders	N/A	N/A	N/A
TOTAL	479,558	$101.78	126,965

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS

AND EXECUTIVE OFFICERS

The following table sets forth the number of shares of Common Stock beneficially owned by (i) each person known by us to own more than 5% of the outstanding shares of Common Stock, (ii) each Named Executive Officer in the Summary Compensation Table, (iii) each director, (iv) each director nominee and (v) all directors and executive officers as a group.  All persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned, unless otherwise noted.  The number of shares listed is as of March 9, 2020, the Record Date, unless otherwise noted.

Name (and Address of 5% Holders)	Number of Shares		Percent of
or Identity of Group	Beneficially Owned		Outstanding Shares
Brett D. Heffes	176,680	(1)	4.8%
Steven A. Murphy	167,212	(2)	4.5%
Anthony D. Ishaug	119,550	(3)	3.2%
Kirk A. MacKenzie	44,103	(4)	1.2%
Mark L. Wilson	38,863	(4)	1.1%
Lawrence A. Barbetta	35,000	(5)	*
Paul C. Reyelts	22,681	(6)	*
Jenele C. Grassle	11,500	(7)	*
Ronald G. Olson 1630 North Ridge Drive Wayzata, MN 55391	398,311	(8)	10.9%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, Maryland 21202	336,941	(9)	9.2%
Nine Ten Capital Management LLC 12600 Hill Country Blvd, Suite R-230 Austin, TX 78738	336,285	(10)	9.2%
Renaissance Technologies LLC 800 Third Avenue New York, NY 10022	201,797	(11)	5.5%
All directors and executive officers as a group (10 persons)	660,639	(12)	16.6%

*       Less than 1%

(1)	Includes 50,980 shares which are not outstanding, but may be acquired within 60 days of the Record Date through the exercise of stock options. Includes 1,300 shares held by Mr. Heffes’ child.
(2)

Includes 66,350 shares which are not outstanding, but may be acquired within 60 days of the Record Date through the exercise of stock options. Includes 350 shares held in a trust account on behalf of one of Mr. Murphy’s children. Mr. Murphy resigned in February 2020.

(3)	Includes 98,300 shares which are not outstanding, but may be acquired within 60 days of the Record Date through the exercise of stock options.
(4)	Includes 14,000 shares which are not outstanding, but may be acquired within 60 days of the Record Date through the exercise of stock options.
(5)	Includes 35,000 shares which are not outstanding, but may be acquired within 60 days of the Record Date through the exercise of stock options.
(6)	Includes 4,500 shares which are not outstanding, but may be acquired within 60 days of the Record Date through the exercise of stock options.
(7)	Includes 9,000 shares which are not outstanding, but may be acquired within 60 days of the Record Date through the exercise of stock options.
(8)	We have relied on information provided by Mr. Olson in a Form 4 filed on January 8, 2020. Includes 271,973 shares held by Mr. Olson’s wife.
(9)	We have relied on information provided by T. Rowe Price Associates, Inc. on Schedule 13G/A filed on February 14, 2020.
(10)

We have relied on information provided by Nine Ten Capital Management LLC on Schedule 13G/A filed on February 14, 2020, and includes shares owned by affiliates of Nine Ten Partners LP, Brian Bares, James Bradshaw and Russell Mollen.

(11)	We have relied on information provided by Renaissance Technologies LLC on Schedule 13G filed on February 12, 2020.
(12)	Includes 319,630 shares which are not outstanding, but may be acquired within 60 days by all directors and executive officers as a group through the exercise of stock options.

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

(Proposal #4)

General

Section 14A of the Securities Exchange Act requires that Winmark seek a non-binding advisory vote from its shareholders to approve executive compensation.

The Corporation has designed its executive compensation program to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and to increase long-term shareholder value.  As previously discussed, there are three primary components to NEO compensation:  (1) base pay, (2) annual incentive bonus and (3) equity based compensation (see discussion in EXECUTIVE COMPENSATION, pp. 8-10.)

Board Recommendation

The Board recommends that the shareholders approve the compensation awarded by the Company to the NEOs, as described in the tabular disclosures and other narrative executive compensation disclosures in this Proxy Statement (pp. 8-11) as required by the rules of the Securities and Exchange Commission.  We believe that our compensation policies and practices are centered on a pay-for-performance philosophy and are strongly aligned with the long-term interests of our shareholders.  This is particularly true, in light of the ownership of the NEOs as a group.

The advisory vote to approve executive compensation is non-binding.  The approval or disapproval of this proposal by shareholders will not require the Board or the Committee to take any action regarding the Company’s executive compensation practices.  The final decision on the compensation and benefits of our NEOs remains with the Board of Directors.

RATIFICATION OF INDEPENDENT AUDITORS

(Proposal #5)

General

The Audit Committee has the authority to appoint and discharge the independent registered public accounting firm and has chosen to retain GRANT THORNTON LLP to serve as independent registered public accounting firm for fiscal year 2020.  The Board is submitting such appointment of GRANT THORNTON LLP to the shareholders for ratification. If the appointment of GRANT THORNTON LLP is not ratified, the Board of Directors will require the Audit Committee to reconsider its selection.  Representatives from GRANT THORNTON LLP expect to be present at the meeting, will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

Principal Accounting Fees and Services

The following is a summary of the fees billed by GRANT THORNTON LLP for professional services rendered as our independent registered public accounting firm during the 2019 and 2018 fiscal years.

	GRANT THORNTON LLP
Fee Category	Fiscal 2019 Fees	Fiscal 2018 Fees
Audit Fees	$354,760	$329,680
Audit-Related Fees	15,600	15,600
Tax Fees	—	—
All Other Fees	—	44,000
Total Fees	$370,360	$389,280

Audit Fees.  Consists of fees billed for professional services rendered for the audit of our annual consolidated financial statements, the audit of our internal control over financial reporting, review of the interim consolidated financial statements included in quarterly reports, and services that are normally provided by the principal accountant in connection with statutory and regulatory filings or engagements.

Audit-Related Fees.  Consists of fees billed for services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”  These services primarily consist of employee benefit plan audits.

All Other Fees.  Consists of business technology advisory services related to our retail point-of-sale system.

Pursuant to its Audit Committee Charter, the Audit Committee is responsible for pre-approving all audit and permitted non-audit services to be performed for Winmark by its independent auditors or any other auditing or accounting firm.

AUDIT COMMITTEE REPORT

The Board of Directors maintains an Audit Committee comprised of four of Winmark’s independent directors.  The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the rule of the NASDAQ OMX Group, Inc. (“NASDAQ”) that governs audit committee composition, Rule IM-5605-4, including the requirement that audit committee members all be “independent directors” as that term is defined by NASDAQ Rule 5605(a)(2).

In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of Winmark.  In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

(1)	reviewed and discussed with management Winmark’s consolidated audited financial statements as of and for the year ended December 28, 2019; and

(2)

discussed with the independent auditors the matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission; and

(3)

received and reviewed the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with the independent auditors the independent auditor’s independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Winmark’s Annual Report on Form 10-K for the fiscal year ended December 28, 2019, as filed with the Securities and Exchange Commission.

Members of the Audit Committee:

Paul C. Reyelts, Chairman

Lawrence A. Barbetta

Kirk A. MacKenzie

Mark L. Wilson

Board Recommendation

The Board of Directors recommends that the shareholders vote FOR Proposal #5 to ratify the appointment of GRANT THORNTON LLP as the independent registered public accounting firm for Winmark.  Under applicable Minnesota law, approval of the proposal to be voted on at the meeting requires the affirmative vote of the holders of the greater of (i) a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter or (ii) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Annual Meeting.

SHAREHOLDER PROPOSALS FOR THE 2021 ANNUAL MEETING

Rule 14a-8 of the SEC permits shareholders of a company, after timely notice to the company, to present proposals for shareholder action in the company’s proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by company action in accordance with the proxy rules.

The Winmark Corporation 2021 Annual Meeting of Shareholders is expected to be held on or about April 28, 2021.  Proxy materials for that meeting are expected to be mailed on or about March 24, 2021.  Under SEC Rule 14a-8, shareholder proposals to be included in the Winmark Corporation proxy statement for that meeting must be received by Winmark Corporation on or before November 24, 2020.  Additionally, if Winmark Corporation receives notice of a shareholder proposal after February 7, 2021, the proposal will be considered untimely pursuant to SEC Rules 14a-4 and 14a-5(e) and the persons named in proxies solicited by the Board of Directors of Winmark Corporation, Inc. for its 2021 Annual Meeting of Shareholders may exercise discretionary voting power with respect to the proposal.

ANNUAL REPORT ON FORM 10-K

A COPY OF OUR FORM 10-K ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 28, 2019 (WITHOUT EXHIBITS) ACCOMPANIES THIS NOTICE OF MEETING AND PROXY STATEMENT.  THE ANNUAL REPORT IS INCORPORATED HEREIN BY REFERENCE.  WE WILL FURNISH TO ANY SHAREHOLDER, UPON ORAL OR WRITTEN REQUEST, ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K, UPON THE PAYMENT, IN ADVANCE, OF REASONABLE FEES RELATED TO THE FURNISHING OF SUCH EXHIBIT(S).  ANY REQUEST SHOULD INCLUDE A REPRESENTATION THAT THE SHAREHOLDER WAS THE BENEFICIAL OWNER OF SHARES OF OUR COMMON STOCK ON MARCH 9, 2020, THE RECORD DATE FOR THE 2020 ANNUAL MEETING, AND SHOULD BE DIRECTED TO ANTHONY D. ISHAUG, CHIEF FINANCIAL OFFICER AND TREASURER, AT OUR PRINCIPAL ADDRESS OR BY TELEPHONE AT (763) 520-8500.

OTHER BUSINESS

The Board of Directors knows of no other matters to be presented at the meeting.  In the event any other business is presented at the meeting, the persons named in the enclosed proxy will have authority to vote on that business in accordance with their judgment.

By the Order of the Board of Directors

Brett D. Heffes
Chairman of the Board and Chief Executive Officer

Appendix A

WINMARK CORPORATION

2020 STOCK OPTION PLAN

SECTION 1.

DEFINITIONS

As used herein, the following terms shall have the meanings indicated below:

(a)         “Affiliate” shall mean a Parent or Subsidiary of the Company.

(b)         “Committee” shall mean a Committee of two or more directors who shall be appointed by and serve at the pleasure of the Board.  In the event the Company’s securities are registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, each of the members of the Committee shall be a “non-employee director” within the meaning of Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934 as amended and shall be independent under the listing rules of any stock exchange upon which the Company’s common stock is listed for trading.

(c)         The “Company” shall mean Winmark Corporation, a Minnesota corporation.

(d)         “Fair Market Value” as of any date shall mean (i) if such stock is listed on the Nasdaq Global Select Market, Nasdaq Global Market, Nasdaq Capital Market, or an established stock exchange, the price of such stock at the close of the regular trading session of such market or exchange on such date, as reported by The Wall Street Journal or a comparable reporting service, or, if no sale of such stock shall have occurred on such date, on the next preceding day on which there was a sale of stock; (ii) if such stock is not so listed on the Nasdaq National Market, Nasdaq Small Cap Market, or an established stock exchange, the average of the closing “bid” and “asked” prices quoted by the OTC Bulletin Board, the Pink OTC Markets, or any comparable reporting service on such date or, if there are no quoted “bid” and “asked” prices on such date, on the next preceding date for which there are such quotes; or (iii) if such stock is not publicly traded as of such date, the per share value as determined by the Board, or the Committee, in its sole discretion by any fair and reasonable determination made in good faith that complies with Internal Revenue Code Sections 422 and 409A, as applicable.

(e)         The “Internal Revenue Code” is the Internal Revenue Code of 1986, as amended from time to time.

(f)         “Option Stock” shall mean Common Stock of the Company (subject to adjustment as described in Section 12) reserved for options pursuant to this Plan.

(g)         The “Optionee” means an employee of the Company or any Affiliate to whom an incentive stock option has been granted pursuant to Section 9; and a consultant or advisor, to or director, employee or officer, of the Company or any Affiliate to whom a nonqualified stock option has been granted pursuant to Section 10.

(h)         “Parent” shall mean any corporation which owns, directly or indirectly in an unbroken chain, fifty percent (50%) or more of the total voting power of the Company’s outstanding stock.

(i)          The “Plan” means the Winmark Corporation 2020 Stock Option Plan, as amended hereafter from time to time, including the form of Option Agreements as they may be modified by the Administrator from time to time.

(j)          A “Subsidiary” shall mean any corporation of which fifty percent (50%) or more of the total voting power of outstanding stock is owned, directly or indirectly in an unbroken chain, by the Company.

SECTION 2.

PURPOSE

The purpose of the Plan is to promote the success of the Company and its Affiliates by facilitating the employment and retention of competent personnel and by furnishing incentive to officers, directors, employees, consultants, and advisors upon whose efforts the success of the Company and its Affiliates will depend to a large degree.

It is the intention of the Company to carry out the Plan through the granting of stock options which will qualify as “incentive stock options” under the provisions of Section 422 of the Internal Revenue Code, or any successor provision, and through the granting of “non-qualified stock options.”  Adoption of this Plan shall be and is expressly subject to the condition of approval by the shareholders of the Company within twelve (12) months before or after the adoption of the Plan by the Board of Directors.  In the event shareholder approval is not obtained within such twelve-month period, any incentive stock options granted under the Plan shall automatically become nonqualified stock options.

SECTION 3.

EFFECTIVE DATE OF PLAN

The Plan shall be effective as of the date of adoption by the Board of Directors, subject to approval by the shareholders of the Company as required in Section 2.

SECTION 4.

ADMINISTRATION

The Plan shall be administered by the Committee which shall be appointed by the Board of Directors of the Company (the “Board”) (hereinafter the Committee shall be referred to as the “Administrator”).  The Administrator shall have all of the powers vested in it under the provisions of the Plan, including but not limited to exclusive authority (where applicable and within the limitations described herein) to determine, in its sole discretion, whether an incentive stock option or nonqualified stock option shall be granted, the individuals to whom, and the time or times at which, options shall be granted, the number of shares subject to each option and the option price and terms and conditions of each option.  The Administrator shall have full power and authority to administer and interpret the Plan, to make and amend rules, regulations and guidelines for administering the Plan, to prescribe the form and conditions of the respective stock option agreements (which may vary from Optionee to Optionee) evidencing each option and to make all other determinations necessary or advisable for the administration of the Plan.  The Administrator’s interpretation of the Plan, and all actions taken and determinations made by the Administrator pursuant to the power vested in it hereunder, shall be conclusive and binding on all parties concerned.

No member of the Board or the Committee shall be liable for any action taken or determination made in good faith in connection with the administration of the Plan.  Any action of the Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote of the Committee members or pursuant to the written resolution of all Committee members.

SECTION 5.

PARTICIPANTS

The Administrator shall from time to time, at its discretion and without approval of the shareholders, designate those employees, officers, directors, consultants, and advisors of the Company or of any Affiliate to whom nonqualified stock options shall be granted under this Plan; provided, however, that consultants or advisors shall not be eligible to receive stock options hereunder unless such consultant or advisor renders bona fide services to the Company or Affiliate and such services are not in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.  The Administrator shall, from time to time, at its discretion and without approval of the shareholders, designate those employees of the Company or any Affiliate to whom incentive stock options shall be granted under this Plan.  The Administrator may grant additional incentive stock options or nonqualified stock options under this Plan to some or all participants then holding options or may grant options solely or partially to new participants.  In designating participants, the Administrator shall also determine the number of shares to be optioned to each such participant.  The Administrator may from time to time designate individuals as being ineligible to participate in the Plan.

SECTION 6.

STOCK

The Stock to be optioned under this Plan shall consist of authorized but unissued shares of Option Stock.  One Hundred Thousand (100,000) shares of Option Stock, together with any authorized but unissued shares reserved under the Company’s 2010 Stock Option Plan (the 2010 Plan) and the Stock Option Plan for Nonemployee Directors (the Nonemployee Director Plan), shall be reserved and available for Options under the Plan. No Optionee may be granted more than One Hundred Thousand (100,000) shares of Option Stock in the aggregate in any calendar year. In the event that any outstanding option under either the Plan, the 2010 Plan or the Nonemployee Director Plan for any reason expires or is terminated prior to the exercise thereof, the shares of Option Stock allocable to the unexercised portion of such option shall continue to be reserved for options under the Plan and may be optioned hereunder. Immediately upon the approval of the Plan by the Company’s shareholders, no further grants will be permitted under the Company’s 2010 Plan and the Nonemployee Director Plan. The total number of shares of Option Stock reserved for options under this Plan (including those added from the 2010 Plan and the Nonemployee Director Plan) and the limit on annual grants shall be subject to adjustment as provided in Section 12 of the Plan.

SECTION 7.

DURATION OF PLAN

Incentive stock options may be granted pursuant to the Plan from time to time during a period of ten (10) years from the effective date as defined in Section 3.  Nonqualified stock options may be granted pursuant to the Plan from time to time after the effective date of the Plan and until the Plan is discontinued or terminated by the Board.

SECTION 8.

PAYMENT

Optionees may pay for shares upon exercise of options granted pursuant to this Plan with cash, personal check, certified check or, if approved by the Administrator in its sole discretion, previously-owned shares of Option Stock valued at such stock’s then Fair Market Value, or any other form of payment, or any combination of the foregoing; provided that, with respect to an incentive stock option, the discretion to permit previously owned shares or other forms is set forth in the Option at the time of grant. The Administrator may, in its sole discretion, limit the forms of payment available to the Optionee and may exercise such discretion any time prior to the termination of the Option granted to the Optionee or upon any exercise of the Option by the Optionee. With respect to payment in the form of previously owned shares of Option Stock, the Administrator may require advance approval or adopt such rules as it deems necessary to assure compliance with Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, if applicable.

SECTION 9.

TERMS AND CONDITIONS OF INCENTIVE STOCK OPTIONS

Each incentive stock option granted pursuant to this Section 9 shall be evidenced by a written stock option agreement (the “Option Agreement”).  The Option Agreement shall be in such form as may be approved from time to time by the Administrator and may vary from Optionee to Optionee; provided, however, that each Optionee and each Option Agreement shall comply with and be subject to the following terms and conditions:

(a)         Number of Shares and Option Price.  The Option Agreement shall state the total number of shares covered by the incentive stock option.  To the extent required to qualify the Option as an incentive stock option under Section 422 of the Internal Revenue Code, or any successor provision, the option price per share shall not be less than one hundred percent (100%) of the per share Fair Market Value of the Option Stock on the date the Administrator grants the option; provided, however, that if an Optionee owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its parent or any Subsidiary, the option price per share of an incentive stock option granted to such Optionee shall not be less than one hundred ten percent (110%) of the per share Fair Market Value of the Option Stock on the date of the grant of the option.  The Administrator shall have full authority and discretion in establishing the option price and shall be fully protected in so doing.

(b)         Term and Exercisability of Incentive Stock Option.  The term during which any incentive stock option granted under the Plan may be exercised shall be established in each case by the Administrator.  To the extent required to qualify the Option as an incentive stock option under Section 422 of the Internal Revenue Code, or any successor provision, in no event shall any incentive stock option be exercisable during a term of more than ten (10) years after the date on which it is granted; provided, however, that if an Optionee owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its parent or any Subsidiary, the incentive stock option granted to such Optionee shall be exercisable during a term of not more than five (5) years after the date on which it is granted.  The Option Agreement shall state when the incentive stock option becomes exercisable and shall also state the maximum term during which the Option may be exercised. In the event an incentive stock option is exercisable immediately, the manner of exercise of the option in the event it is not exercised in full immediately shall be specified in the Option Agreement.  The Administrator may accelerate the exercise date of any incentive stock option granted hereunder which is not immediately exercisable as of the date of grant.

(c)         Other Provisions.  The Option Agreement authorized under this Section 9 shall contain such other provisions as the Administrator shall deem advisable.  Any such Option Agreement shall contain such limitations and restrictions upon the exercise of the option as shall be necessary to ensure that such option will be considered an “incentive stock option” as defined in Section 422 of the Internal Revenue Code or to conform to any change therein.

SECTION 10.

TERMS AND CONDITIONS OF NONQUALIFIED STOCK OPTIONS

Each nonqualified stock option granted pursuant to this Section 10 shall be evidenced by a written Option Agreement.  The Option Agreement shall be in such form as may be approved from time to time by the Administrator and may vary from Optionee to Optionee; provided, however, that each Optionee and each Option Agreement shall comply with and be subject to the following terms and conditions:

(a)         Number of Shares and Option Price.  The Option Agreement shall state the total number of shares covered by the nonqualified stock option.  Unless otherwise determined by the Administrator, the option price per share shall be one hundred percent (100%) of the per share Fair Market Value of the Option Stock on the date the Administrator grants the option.

(b)         Term and Exercisability of Nonqualified Stock Option.  The term during which any nonqualified stock option granted under the Plan may be exercised shall be established in each case by the Administrator.  The Option Agreement shall state when the nonqualified stock option becomes exercisable and shall also state the maximum term during which the Option may be exercised.  In the event a nonqualified stock option is exercisable immediately, the manner of exercise of the option in the event it is not exercised in full immediately shall be specified in the stock option agreement.  The Administrator may accelerate the exercise date of any nonqualified stock option granted hereunder which is not immediately exercisable as of the date of grant.

(c)         Withholding.  The Company or its Affiliate shall be entitled to withhold and deduct from future wages of the Optionee all legally required amounts necessary to satisfy any and all withholding and employment-related taxes attributable to the Optionee’s exercise of a nonqualified stock option; provided, however, that the Optionee may pay by cash or check, or make arrangements satisfactory to the Company respecting payment of such withholding and employment-related taxes.

(d)         Other Provisions.  The Option Agreement authorized under this Section 10 shall contain such other provisions as the Administrator shall deem advisable.

SECTION 11.

TRANSFER OF OPTION

No incentive stock option shall be transferable, in whole or in part, by the Optionee other than by will or by the laws of descent and distribution and, during the Optionee’s lifetime, the option may be exercised only by the Optionee.  If the Optionee shall attempt any transfer of any incentive stock option granted under the Plan during the Optionee’s lifetime, such transfer shall be void and the incentive stock option, to the extent not fully exercised, shall terminate.

No nonqualified stock option shall be transferred, except that the Administrator may, in its sole discretion, permit the Optionee to transfer any or all nonqualified stock options to any member of the Optionee’s “immediate family” as such term is defined in Rule 16a-1(e) promulgated under the Securities Exchange Act of 1934, or any successor provision, or to one or more trusts whose beneficiaries are members of such Optionee’s “immediate family” or partnerships in which such family members are the only partners; provided, however, that the Optionee receives no consideration for the transfer and such transferred nonqualified stock option shall continue to be subject to the same terms and conditions as were applicable to such nonqualified stock option immediately prior to its transfer.

SECTION 12.

RECAPITALIZATION, SALE, MERGER, EXCHANGE

OR LIQUIDATION

If, following adoption of this Plan, the Company effects an increase or decrease in the number of shares of Common Stock in the form of a subdivision or consolidation of shares, or the payment of a stock dividend, effects any other increase or decrease in the number of shares of Common Stock without receipt of consideration by the Company, or in the event of any transaction described in Section 424(a) of the Code, the number of shares of Option Stock reserved under Section 6 hereof, the limit set forth in Section 6 and the number of shares of Option Stock covered by each outstanding option and the price per share thereof shall be equitably adjusted by the Administrator to reflect such change in a manner that precludes the enlargement of rights and benefits under the Option.  If any adjustment under this Section 12 creates a fractional share under a Stock Option, such fractional share shall be disregarded, and the number of shares reserved under Section 6 and the number subject to any Stock Option granted under this Plan shall be the next lower number of shares, rounding all fractions downward. An adjustment made under this Section by the Committee shall be conclusive and binding on all affected persons. Additional shares which may be credited pursuant to such adjustment shall be subject to the same restrictions as are applicable to the shares with respect to which the adjustment relates.

Unless otherwise provided in the Option Agreement, in the event of an acquisition of the Company through the sale of substantially all of the Company’s assets and the consequent discontinuance of its business or through a merger, consolidation, exchange, reorganization, reclassification, extraordinary dividend divestiture or liquidation of the Company (collectively referred to as a “transaction”), all outstanding stock options shall become immediately exercisable, whether or not such options had become exercisable prior to the transaction.  In addition to the foregoing, the Board may provide for one or more of the following:

(a)         the complete termination of this Plan and the cancellation of outstanding options not exercised prior to a date specified by the Board (which date shall give Optionees a reasonable period of time in which to exercise the options prior to the effectiveness of such transaction);

(b)         that Optionees holding outstanding stock options shall receive, with respect to each share of Stock subject to such options, as of the effective date of any such transaction, cash in an amount equal to the excess of the Fair Market Value of such Stock on the date immediately preceding the effective date of such transaction over the option price per share of such options; provided that the Board may, in lieu of such cash payment, distribute to such Optionees shares of stock of the Company or shares of stock of any corporation succeeding the Company by reason of such transaction, such shares having a value equal to the cash payment herein;

(c)         the continuance of the Plan with respect to the exercise of options which were outstanding as of the date of adoption by the Board of such plan for such transaction and provide to Optionees holding such options the right to exercise their respective options as to an equivalent number of shares of stock of the corporation succeeding the Company by reason of such transaction.

The Board may restrict the rights of or the applicability of this Section 12 to the extent necessary to comply with Section 16(b) of the Securities Exchange Act of 1934, the Internal Revenue Code or any other applicable law or regulation.  The grant of an option pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 13.

INVESTMENT PURPOSE

No shares of Option Stock shall be issued pursuant to the Plan unless and until there has been compliance, in the opinion of Company’s counsel, with all applicable legal requirements, including without limitation, those relating to securities laws and stock exchange listing requirements.  As a condition to the issuance of Option Stock to Optionee, the Administrator may require Optionee to (a) represent that the shares of Option Stock are being acquired for investment and not resale and to make such other representations as the Administrator shall deem necessary or appropriate to qualify the issuance of the shares as exempt from the Securities Act of 1933 and any other applicable securities laws, and (b) represent that Optionee shall not dispose of the shares of Option Stock in violation of the Securities Act of 1933 or any other applicable securities laws.

As a further condition to the grant of any stock option or the issuance of Option Stock to Optionee, Optionee agrees to the following:

(a)         In the event the Company advises Optionee that it plans an underwritten public offering of its Common Stock in compliance with the Securities Act of 1933, as amended, and the underwriter(s) seek to impose restrictions under which certain shareholders may not sell or contract to sell or grant any option to buy or otherwise dispose of part or all of their stock purchase rights of the underlying Common Stock, Optionee will not, for a period not to exceed 180 days from the prospectus, sell or contract to sell or grant an option to buy or otherwise dispose of any stock option granted to Optionee pursuant to the

Plan or any of the underlying shares of Option Stock without the prior written consent of the underwriter(s) or its representative(s).

(b)         In the event the Company makes any public offering of its securities and determines in its sole discretion that it is necessary to reduce the number of issued but unexercised stock purchase rights so as to comply with any states securities or Blue Sky law limitations with respect thereto, the Administrator shall have the right (i) to accelerate the exercisability of any stock option and the date on which such option must be exercised, provided that the Company gives Optionee prior written notice of such acceleration and a reasonable period of time to exercise, and (ii) to cancel any options or portions thereof which Optionee does not exercise prior to or contemporaneously with such public offering.

The Company reserves the right to place a legend on any stock certificate issued upon exercise of an option granted pursuant to the Plan to assure compliance with this Section 13.

SECTION 14.

RIGHTS AS A SHAREHOLDER

An Optionee (or the Optionee’s successor or successors) shall have no rights as a shareholder with respect to any shares covered by an option until the date of the issuance of a stock certificate evidencing such shares.  No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is actually issued (except as otherwise provided in Section 12 of the Plan).

SECTION 15.

AMENDMENT OF THE PLAN

The Administrator may from time to time, insofar as permitted by law, suspend or discontinue the Plan or revise or amend it in any respect; provided, however, that no such revision or amendment, except as is authorized in Section 12, shall impair the terms and conditions of any option which is outstanding on the date of such revision or amendment to the material detriment of the Optionee without the consent of the Optionee.  Notwithstanding the foregoing, no such revision or amendment shall (i) increase the number of shares subject to the Plan except as provided in Section 12 hereof, (ii) change the designation of the class of employees eligible to receive options, (iii) decrease the price at which options may be granted, (iv) materially increase the benefits accruing to Optionees under the Plan, or otherwise make any material amendment of the Plan as defined under any listing regulations of the stock exchange in which the Company’s common stock is listed without the approval of the shareholders of the Company if such approval is required for compliance with the requirements of any applicable law or regulation.  Furthermore, the Plan may not, without the approval of the shareholders, be amended in any manner that will cause incentive stock options to fail to meet the requirements of Section 422 of the Internal Revenue Code.

SECTION 16.

NO OBLIGATION TO EXERCISE OPTION

The granting of an option shall impose no obligation upon the Optionee to exercise such option.  Further, the granting of an option hereunder shall not impose upon the Company or any Affiliate any obligation to retain the Optionee in its employ for any period.

Appendix A-1

STOCK OPTION AGREEMENT

WINMARK CORPORATION

2020 STOCK OPTION PLAN

THIS AGREEMENT, made effective as of this ______ day of ___________, _____, by and between Winmark Corporation, a Minnesota corporation (the “Company”), and ________________ ("Optionee").

W I T N E S S E T H:

WHEREAS, Optionee on the date hereof is an employee, officer, director or consultant of the Company or an Affiliate; and

WHEREAS, the Company may grant incentive stock options to employees and nonqualified stock options to employees, officers, non-employee directors and consultant to purchase shares of the Company's Common Stock pursuant to the Company's 2020 Stock Option Plan (the "Plan"); and

WHEREAS, the Administrator has authorized the grant of a stock option to Optionee under the terms of the Plan and this Agreement and has determined the fair market value of the Company's Common Stock as of the Date of Grant as set forth below;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

1.          Grant of Option.  The Company hereby grants to Optionee on the date set forth above (the "Date of Grant"), the right and option (the "Option") to purchase all or portions of an aggregate of _______ (________________) shares of Common Stock (the "Stock") at a per share price of $______ (the “Option Price”) on the terms and conditions set forth herein, and subject to adjustment pursuant to Section 12 of the Plan.  This Option is [intended to be an incentive stock option as defined in Section 9 of the Plan and Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder] [a nonqualified stock option under Section 10 of the Plan].

2.          Duration and Exercisability.

a.           General.  The term during which this Option may be exercised shall terminate on _______________, ______, except as otherwise provided in Paragraphs 2(b) through 2(d) below.  This Option shall become exercisable according to the following schedule:

Vesting Date	Cumulative Percentage of Shares

Once the Option becomes fully (100%) exercisable, Optionee may continue to exercise this Option under the terms and conditions of this Agreement until the termination of the Option as provided herein.  If Optionee does not purchase upon an exercise of this Option the full number of shares which Optionee is then entitled to purchase, Optionee may purchase upon any subsequent exercise prior to this Option's termination such previously un-purchased shares in addition to those Optionee is otherwise entitled to purchase.

A-1-1

b.          Cessation of Services (Other Than Disability or Death).  If Optionee's employment with the Company and its Affiliates, or in the case of a non-employee director or consultant, services performed for the Company and its Affiliates (in either case, the “Services”) ceases for any reason other than disability or death, this Option shall completely terminate on the earlier of (i) the close of business on the three-month anniversary date of the date such Services ceased, and (ii) the expiration date of this Option stated in Paragraph 2(a) above.  During such period, this Option shall be exercisable only to the extent the Option was exercisable immediately preceding the date on which Optionee's Services with the Company and its Affiliates ceased, but had not previously been exercised.  To the extent this Option was not exercisable on the date such Services ceased, or if Optionee fails to exercise the Option within the time specified in this Paragraph 2(b), all rights of Optionee under this Option shall be forfeited.

c.           Disability.  If Optionee ceases to provide Services to the Company and its Affiliates because of disability (as defined in Code Section 22(e), or any successor provision), this Option shall completely terminate on the earlier of (i) the close of business on the twelve-month anniversary date such Services ceased, and (ii) the expiration date of this Option stated in Paragraph 2(a) above.  During such period, this Option shall be exercisable only to the extent the Option was exercisable immediately preceding the date on which Optionee's Services with the Company and its Affiliates ceased, but had not previously been exercised.  To the extent this Option was not exercisable on the date such Services ceased, or if Optionee fails to exercise the Option within the time specified in this Paragraph 2(c), all rights of Optionee under this Option shall be forfeited.

d.          Death.  In the event of Optionee's death, this Option shall terminate on the earlier of (i) the close of business on the twelve-month anniversary date of the date of Optionee's death, and (ii) the expiration date of this Option stated in Paragraph 2(a) above.  In such period following Optionee's death, this Option may be exercised by the person or persons to whom Optionee's rights under this Option shall have passed by Optionee's will or by the laws of descent and distribution but only to the extent the Option was exercisable immediately preceding the date of Optionee's death, but had not previously been exercised.  To the extent this Option was not exercisable on the date of Optionee's death, or if such person or persons fail to exercise this Option within the time specified in this Paragraph 2(d), all rights under this Option shall be forfeited.

3.          Manner of Exercise.

a.           General.  The Option may be exercised only by Optionee (or other proper party in the event of death or incapacity), subject to the conditions of the Plan and subject to such other administrative rules as the Administrator may deem advisable, by delivering within the period specified in Paragraph 2 written notice of exercise to the Company at its principal office.  The notice shall state the number of shares as to which the Option is being exercised and shall be accompanied by payment in full of the Option Price for all shares of Stock designated in the notice.  The exercise of the Option shall be deemed effective upon receipt of such notice by the Company and upon payment that complies with the terms of the Plan and this Agreement.  The Option may be exercised with respect to any number or all of the shares of Stock as to which it can then be exercised and, if partially exercised, may be exercised as to the unexercised shares any number of times during the period specified in Paragraph 2.

b.          Form of Payment.  Payment of the Option Price by Optionee shall be in the form of cash, personal check, certified check or, subject to the approval of the Administrator, previously owned shares of Stock of the Company, or any combination thereof.  Any Stock so tendered as part of such payment shall be valued at its Fair Market Value as provided in the Plan.

c.           Stock Transfer Records.  As soon as practicable after the effective exercise of all or any part of the Option, Optionee shall be recorded on in book entry form on the stock transfer books of the Company as the owner of the Stock purchased, and upon the request of the Optionee, the Company shall deliver to Optionee one or more duly issued stock certificates evidencing such ownership.  All requisite original issue or transfer documentary stamp taxes shall be paid by the Company.

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4.          Miscellaneous.

a.           Rights as Shareholder.  This Agreement shall not confer on Optionee any right with respect to the continuance of Services with the Company or any of its Affiliates, nor will it interfere in any way with the right of the Company to terminate any such Services.  Optionee shall have no rights as a shareholder with respect to the Stock subject to this Option until such Stock have been issued to Optionee upon exercise of this Option.  No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such Stock are issued, except as provided in Section 12 of the Plan.

b.          Securities Law Compliance.  The exercise of all or any parts of this Option shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Stock pursuant to such exercise will not violate any state or federal securities or other laws.  Optionee may be required by the Company, as a condition of the effectiveness of any exercise of this Option, to agree in writing that all Stock to be acquired pursuant to such exercise shall be held, until such time that such Stock is registered and freely tradable under applicable state and federal securities laws, for Optionee's own account without a view to any further distribution thereof and that such Stock will be not transferred or disposed of except in compliance with applicable state and federal securities laws.

c.           Mergers, Recapitalizations, Stock Splits, Etc.  Pursuant and subject to Section 12 of the Plan, certain changes in the number or character of the Stock of the Company (through sale, merger, consolidation, exchange, reorganization, divestiture (including a spin-off), liquidation, recapitalization, stock split, stock dividend or otherwise) shall result in an adjustment, reduction or enlargement, as appropriate, in Optionee's rights with respect to any unexercised portion of the Option (i.e., Optionee shall have such "anti-dilution" rights under the Option with respect to such events, but shall not have "preemptive" rights).

d.          Shares Reserved.  The Company shall at all times during the option period reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this Agreement.

e.           Notice, Withholding Taxes.  If this Option is an incentive stock option, in the event the Optionee disposes of the shares of Stock issued under this Option within two years of the Date of Grant, or one year after the receipt of the Stock upon exercise (a “disqualifying disposition”), the Optionee agrees to inform the Company of such disqualifying disposition.  In the event that, in connection with the exercise of this Option, the Company is required to withhold and pay any applicable taxes on behalf of the Optionee, the Company or its Affiliate shall be entitled to take such action as it deems appropriate to insure that all applicable federal or state payroll, income or other taxes are withheld from any amounts payable by the Company to Optionee up to the maximum statutory withholding rates.  If the Company is unable to withhold such federal and state taxes, for whatever reason, Optionee hereby agrees to pay to the Company by cash or check, or make other arrangements satisfactory to the Company an amount equal to the amount the Company is required to withhold under applicable tax laws.

f.           Nontransferability.  During the lifetime of Optionee, the accrued Option shall be exercisable only by Optionee or by the Optionee's guardian or other legal representative, and shall not be assignable or transferable by Optionee, in whole or in part, other than by will or by the laws of descent and distribution.

g.          2020 Stock Option Plan.  The Option evidenced by this Agreement is granted pursuant to the Plan, a copy of which Plan has been made available to Optionee and is hereby incorporated into this Agreement.  This Agreement is subject to and in all respects limited and conditioned as provided in the Plan.  All defined terms of the Plan shall have the same meaning when used in this Agreement.  The Plan governs this

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Option and, in the event of any questions as to the construction of this Agreement or in the event of a conflict between the Plan and this Agreement, the Plan shall govern, except as the Plan otherwise provides.

h.          Lockup Period Limitation.  Optionee agrees that in the event the Company advises Optionee that it plans an underwritten public offering of its Common Stock in compliance with the Securities Act of 1933, as amended, and that the underwriter(s) seek to impose restrictions under which certain shareholders may not sell or contract to sell or grant any option to buy or otherwise dispose of part or all of their stock purchase rights of the underlying Common Stock, Optionee hereby agrees that for a period not to exceed 180 days from the prospectus, Optionee will not sell or contract to sell or grant an option to buy or otherwise dispose of this option or any of the underlying shares of Stock without the prior written consent of the underwriter(s) or its representative(s).

i.           Blue Sky Limitation.  Notwithstanding anything in this Agreement to the contrary, in the event the Company makes any public offering of its securities and determines in its sole discretion that it is necessary to reduce the number of issued but unexercised stock purchase rights so as to comply with any state securities or Blue Sky law limitations with respect thereto, the Administrator shall have the right (i) to accelerate the exercisability of this Option and the date on which this Option must be exercised, provided that the Company gives Optionee 15 days' prior written notice of such acceleration, and (ii) to cancel any portion of this Option or any other option granted to Optionee pursuant to the Plan which is not exercised prior to or contemporaneously with such public offering.  Notice shall be deemed given when delivered personally or when deposited in the United States mail, first class postage prepaid and addressed to Optionee at the address of Optionee on file with the Company.

j.           Stock Legend.  The Administrator may require that the certificates for any shares of Stock purchased by Optionee (or, in the case of death, Optionee's successors) shall bear an appropriate legend to reflect the restrictions of Paragraph 4(b), 4(h) and 4(i) of this Agreement.

k.          Scope of Agreement.  This Agreement shall bind and inure to the benefit of the Company and its successors and assigns and Optionee and any successor or successors of Optionee permitted by Paragraph 2 or Paragraph 4(f) above.

l.           Arbitration.  Any dispute arising out of or relating to this Agreement or the alleged breach of it, or the making of this Agreement, including claims of fraud in the inducement, shall be discussed between the disputing parties in a good faith effort to arrive at a mutual settlement of any such controversy.  If, notwithstanding, such dispute cannot be resolved, such dispute shall be settled by binding arbitration.  Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.  The arbitrator shall be a retired state or federal judge or an attorney who has practiced securities or business litigation for at least 10 years.  If the parties cannot agree on an arbitrator within 20 days, any party may request that the chief judge of the District Court for Hennepin County, Minnesota, select an arbitrator.  Arbitration will be conducted pursuant to the provisions of this Agreement, and the commercial arbitration rules of the American Arbitration Association, unless such rules are inconsistent with the provisions of this Agreement.  Limited civil discovery shall be permitted for the production of documents and taking of depositions.  Unresolved discovery disputes may be brought to the attention of the arbitrator who may dispose of such dispute.  The arbitrator shall have the authority to award any remedy or relief that a court of this state could order or grant; provided, however, that punitive or exemplary damages shall not be awarded. The arbitrator may award to the prevailing party, if any, as determined by the arbitrator, all of its costs and fees, including the arbitrator's fees, administrative fees, travel expenses, out-of-pocket expenses and reasonable attorneys' fees. Unless otherwise agreed by the parties, the place of any arbitration proceedings shall be Hennepin County, Minnesota.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

WINMARK CORPORATION

By:
	Its:	Optionee

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WINMARK CORPORATION ANNUAL MEETING OF SHAREHOLDERS Wednesday, April 29, 2020 3:00 p.m. Winmark Corporation Corporate Headquarters 605 Highway 169 N, Suite 100 Minneapolis, MN 55441 Winmark Corporation 605 Highway 169 N, Suite 100, Minneapolis, MN 55441 PROXY This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 29, 2020. Your shares of stock will be voted as you specify below. If no choice is specified, the proxy will be voted “FOR” Items 1, 2, 3, 4 and 5. By signing the proxy, you revoke all prior proxies and appoint Brett D. Heffes and Kirk A. MacKenzie, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments. See reverse for voting instructions.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945 Winmark Corporation The Board of Directors Recommends a Vote FOR Items 1, 2, 3, 4 and 5. For Against Abstain 1. Set the number of directors at six (6). 2. Election of Directors: 01 Brett D. Heffes 02 Lawrence A. Barbetta 03 Jenele C. Grassle 04 Kirk A. MacKenzie 05 Paul C. Reyelts 06 Mark L. Wilson Vote FOR all nominees (except as marked) Vote WITHHELD from all nominees (Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.) 3. Approval of 2020 Stock Plan. For Against Abstain 4. Advisory vote to approve executive compensation. For Against Abstain 5. Ratify the appointment of GRANT THORNTON LLP as independent registered public accounting firm for the 2020 fiscal year. For Against Abstain In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1, 2, 3, 4 AND 5. Date , 2020 Address Change? Mark box, sign, and indicate changes below: Signature(s) in Box Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, adminis-trators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.